UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 26, 2006

INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On January 26, 2006, Informatica Corporation (“Informatica”) acquired Similarity Systems Limited, a private limited company incorporated in Ireland (“Similarity”) by entering into a Share Purchase Agreement (the “Purchase Agreement”) by and among Informatica and the holders of the shares of Similarity. The transaction closed on January 26, 2006.
     Pursuant to the Purchase Agreement, Similarity stockholders and optionholders are entitled to receive approximately $53.5 million in cash and $1.5 million dollars in stock as valued on the date of closing. Within twenty days of the closing, approximately $8.25 million of the consideration will be placed into escrow for fifteen months following the closing to be held as security for losses incurred by Informatica in the event of certain breaches of the representations and warranties covered in the Purchase Agreement or certain other events.
     Similarity is a leading provider of business-focused data quality and profiling solutions.
Item 2.01. Completion of Acquisition or Disposition of Assets
          See disclosure under Item 1.01 above.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
No.	Description
99.1	Press Release dated January 26, 2006 reporting Informatica Corporation’s acquisition of Similarity Systems Limited.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 30, 2006	INFORMATICA CORPORATION
	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary

Exhibit Index

Exhibit
No.	Description
99.1	Press Release dated January 26, 2006 reporting Informatica Corporation’s acquisition of Similiarity Systems Limited.